                                COMDISCO, INC.
                           (A DELAWARE CORPORATION)

                            SENIOR DEBT SECURITIES

                                                                January 21, 1999

                                TERMS AGREEMENT

To:  COMDISCO, INC.
     6111 North River Road
     Rosemont, Illinois  60018

     Re:  Underwriting Agreement dated January 21, 1999

                            SENIOR DEBT SECURITIES
                            ----------------------

Title of Senior Debt Securities:                       6% Notes Due January 30, 2002

Principal amount to be issued:                         $350,000,000

Current ratings:                                       Moody's Investors Service, Inc.:                  Baa1
                                                       Standard & Poor's:                                BBB+
                                                       Duff & Phelp Credit Rating Co.:                   BBB+

Interest rate:                                         6%

Interest Payment Dates:                                January 30 and July 30 of each year, commencing
                                                       July 30, 1999

Date of Maturity:                                      January 30, 2002

Form and Denomination:                                 Fully registered in denominations of $1,000 and
                                                       integral multiples thereof.

Redemption provisions:                                 None

Sinking Fund requirements:                             None

Delayed Delivery Contracts:                            Not authorized

Public offering price:                                 99.749 % plus accrued interest, if any, from
                                                       January 26, 1998

Underwriting Discount:                                 .400%

Closing Date and location:                             January 26, 1998 in offices of McBride
                                                       Baker & Coles, 500 West Madison Street,
                                                       40th Floor, Chicago, Illinois 60661

Rating Agencies applicable                             Moody's Investors Service, Inc.,
to Sections 4 and 9 of                                 Standard & Poor's
the Underwriting Agreement:                            and Duff & Phelps Credit Rating Co.

Payment for the Securities shall be made to the Company in same day funds payable to the order of the Company against acknowledgment of satisfactory notation of the Underwriter's interest in the Global Notes representing the Securities by the Underwriters.

Each Underwriter severally agrees, subject to the terms and provisions of the above referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Securities set forth opposite its name.

                                                        Principal
Underwriter                                              Amount
------------                                             ------
Salomon Brothers Inc.                                 $175,000,000

Bear, Stearns & Co. Inc.                              $ 35,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated    $ 35,000,000

NationsBanc Montgomery Securities LLC                 $ 35,000,000

Warburg Dillon Read LLC                               $ 35,000,000

Barclays Capital Inc.                                 $ 17,500,000

Credit Lyonnais Securities (USA) Inc.                 $ 17,500,000
                                                      ------------

     TOTAL                                            $350,000,000
                                                      ============

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

             [SIGNATURE PAGE FOR JANUARY 21, 1999 TERMS AGREEMENT]

SALOMON SMITH BARNEY INC.                    NATIONSBANC MONTGOMERY
                                             SECURITIES LLC

By: /s/ Michael S. Canmann                   By: /s/ Lynn T. McConnell
    ----------------------                       ---------------------
Its: Authorized Signatory                    Its: Authorized Signatory


BEAR, STEARNS & CO. INC.                     WARBURG DILLON READ LLC


By: /s/ Tim O'Neill                          By: /s/ William James Woolfrey
    ---------------                              --------------------------
Its: Authorized Signatory                    Its: Authorized Signatory



MERRILL LYNCH, PIERCE, FENNER & SMITH        BARCLAYS CAPITAL INC.
           INCORPORATED

By: /s/ Parker A. Weil                       By: /s/ Jaswinder Sandher
    ------------------                           ---------------------
Its: Authorized Signatory                    Its: Authorized Signatory


                                             CREDIT LYONNAIS SECURITIES (USA)
                                             INC.

                                             By: /s/ David C. Travis
                                                 -------------------
                                             Its: Authorized Signatory


Accepted:

COMDISCO, INC.


By: /s/ Edward A. Pacewicz
    ----------------------
Its: Authorized Signatory

                                       3